Exhibit 99.1

GM FINANCIAL REPORTS MARCH QUARTER 2017
OPERATING RESULTS

•	March quarter net income of $202 million

•	Retail loan and lease originations of $12.8 billion for the March quarter

•	End of period earning assets of $85.1 billion

•	Available liquidity of $12.4 billion at quarter-end

FORT WORTH, TEXAS April 28, 2017 – GENERAL MOTORS FINANCIAL COMPANY, INC.
(“GM Financial” or the “Company”) announced net income of $202 million for the quarter ended March 31, 2017, compared to $164 million for the quarter ended March 31, 2016.

Retail loan originations were $6.5 billion for the quarter ended March 31, 2017, compared to $4.7 billion for the quarter ended December 31, 2016, and $4.1 billion for the quarter ended March 31, 2016. The outstanding balance of retail finance receivables was $36.0 billion at March 31, 2017.

Operating lease originations were $6.3 billion for the quarter ended March 31, 2017, compared to $5.9 billion for the quarter ended December 31, 2016, and $6.8 billion for the quarter ended March 31, 2016. Leased vehicles, net was $37.3 billion at March 31, 2017.

The outstanding balance of commercial finance receivables was $11.8 billion at March 31, 2017 compared to $11.1 billion at December 31, 2016 and $9.2 billion at March 31, 2016.

Retail finance receivables 31-60 days delinquent were 2.8% of the portfolio at March 31, 2017 and 3.1% at March 31, 2016. Accounts more than 60 days delinquent were 1.2% of the portfolio at March 31, 2017 and 1.4% at March 31, 2016.

Annualized net charge-offs were 1.9% of average retail finance receivables for the quarter ended March 31, 2017 and 1.9% for the quarter ended March 31, 2016.

The Company had total available liquidity of $12.4 billion at March 31, 2017, consisting of $2.7 billion of cash and cash equivalents, $8.3 billion of borrowing capacity on unpledged eligible assets, $0.4 billion of borrowing capacity on committed unsecured lines of credit and $1.0 billion of borrowing capacity on a Junior Subordinated Revolving Credit Facility from GM.

Earnings resulting from the Company's equity investment in SAIC-GMAC, a joint venture that conducts auto finance operations in China, were $47 million for the three months ended March 31, 2017 compared to $42 million for the three months ended December 31, 2016, and $36 million for the three months ended March 31, 2016.

About GM Financial

General Motors Financial Company, Inc. is the wholly-owned captive finance subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.

Forward-Looking Statements

This presentation contains several “forward-looking statements.” Forward-looking statements are those that use words such as “believe,” “expect,” “intend,” “plan,” “may,” “likely,” “should,” “estimate,” “continue,” “future” or "anticipate" and other comparable expressions. These words indicate future events and trends. Forward-looking statements are our current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated by us. The most significant risks are detailed from time to time in our filings and reports with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2016. Such risks include - but are not limited to - GM’s ability to sell new vehicles that we finance in the markets we serve in North America, Latin America, China and Europe, particularly the United Kingdom where automobile sales may be negatively impacted due to the passage of the referendum to discontinue its membership in the European Union; the viability of GM-franchised dealers that are commercial loan customers; the availability and cost of sources of financing; the level of net charge-offs, delinquencies and prepayments on the loans and leases we originate; the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements; the prices at which used cars are sold in the wholesale auction markets; vehicle return rates and the residual value performance on vehicles we lease; interest rate and currency exchange rate fluctuations; our financial condition and liquidity, as well as future cash flows and earnings; changes in general and economic business conditions; competition; our ability to manage risks related to security breaches and other disruptions to our networks and systems; changes in business strategy, including expansion of product lines and credit risk appetite, acquisitions and divestitures; and risks and uncertainties associated with the consummation of the sale of GM's Opel/Vauxhall businesses, certain other assets in Europe and certain of our European subsidiaries and branches to the PSA Group, including satisfaction of closing conditions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. We undertake no obligation to, and do not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.
Consolidated Statements of Income
(Unaudited, Dollars in millions)

	Three Months Ended March 31,
	2017	2016
Revenue
Finance charge income	$862	$818
Leased vehicle income	1,942	1,184
Other income	75	73
Total revenue	2,879	2,075
Costs and expenses
Operating expenses	392	334
Leased vehicle expenses	1,438	893
Provision for loan losses	217	196
Interest expense	619	463
Total costs and expenses	2,666	1,886
Equity income	47	36
Income before income taxes	260	225
Income tax provision	58	61
Net income	$202	$164

Consolidated Balance Sheets
(Unaudited, Dollars in millions)

	March 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$2,694	$3,201
Finance receivables, net	46,910	43,190
Leased vehicles, net	37,302	34,526
Goodwill	1,200	1,196
Equity in net assets of non-consolidated affiliates	998	944
Property and equipment, net of accumulated depreciation	291	279
Deferred income taxes	284	274
Related party receivables	617	510
Other assets	4,244	3,645
Total assets	$94,540	$87,765
LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities
Secured debt	$42,579	$39,270
Unsecured debt	37,370	34,606
Accounts payable and accrued expenses	1,501	1,474
Deferred income	2,588	2,365
Deferred income taxes	259	220
Related party payables	448	400
Other liabilities	803	737
Total liabilities	85,548	79,072
Shareholder's equity	8,992	8,693
Total liabilities and shareholder's equity	$94,540	$87,765

Operational and Financial Data
(Unaudited, Dollars in millions)

	Three Months Ended March 31,
Originations	2017			2016
	North America	International	Total	North America	International	Total
Retail finance receivables originations	$4,817	$1,697	$6,514	$2,580	$1,563	$4,143
GM lease originations	$6,260	$53	$6,313	$6,720	$32	$6,752
GM new vehicle loans and leases as a percentage of total loan and lease originations	87.2%	87.4%	87.2%	89.1%	86.5%	88.7%

	Three Months Ended March 31,
Average Earning Assets	2017			2016
	North America	International	Total	North America	International	Total
Average retail finance receivables	$22,698	$11,395	$34,093	$18,622	$10,963	$29,585
Average commercial finance receivables	6,635	4,533	11,168	4,109	4,510	8,619
Average finance receivables	29,333	15,928	45,261	22,731	15,473	38,204
Average leased vehicles, net	35,687	262	35,949	22,190	97	22,287
Average earning assets	$65,020	$16,190	$81,210	$44,921	$15,570	$60,491

Ending Earning Assets	March 31, 2017			March 31, 2016
	North America	International	Total	North America	International	Total
Retail finance receivables, net of fees	$24,354	$11,650	$36,004	$18,806	$11,466	$30,272
Commercial finance receivables, net of fees	7,016	4,796	11,812	4,427	4,802	9,229
Leased vehicles, net	37,018	284	37,302	24,422	116	24,538
Ending earning assets	$68,388	$16,730	$85,118	$47,655	$16,384	$64,039

Total Finance Receivables	March 31, 2017			December 31, 2016
	North America	International	Total	North America	International	Total
Retail
Retail finance receivables, net of fees(a,b)	$24,354	$11,650	$36,004	$21,786	$11,124	$32,910
Less: allowance for loan losses	(718)	(134)	(852)	(666)	(127)	(793)
Total retail finance receivables, net	23,636	11,516	35,152	21,120	10,997	32,117
Commercial
Commercial finance receivables, net of fees	7,016	4,796	11,812	6,527	4,596	11,123
Less: allowance for loan losses	(34)	(20)	(54)	(30)	(20)	(50)
Total commercial finance receivables, net	6,982	4,776	11,758	6,497	4,576	11,073
Total finance receivables, net	$30,618	$16,292	$46,910	$27,617	$15,573	$43,190

(a) Includes $1.6 billion and $1.3 billion of direct-finance leases at March 31, 2017 and December 31, 2016.
(b) Net of unearned income, unamortized premiums and discounts, and deferred fees and costs of $199 million and $191 million at
March 31, 2017 and December 31, 2016.

Allowance for Loan Losses	March 31, 2017			December 31, 2016
	North America	International	Total	North America	International	Total
Allowance for loan losses as a percentage of retail finance receivables, net of fees	2.9%	1.2%	2.4%	3.1%	1.1%	2.4%
Allowance for loan losses as a percentage of commercial finance receivables, net of fees	0.5%	0.4%	0.5%	0.5%	0.4%	0.4%

Delinquencies	March 31, 2017			March 31, 2016
	North America	International	Total	North America	International	Total
Loan delinquency as a percentage of ending retail finance receivables:
31 - 60 days	3.6%	1.0%	2.8%	4.5%	1.0%	3.1%
Greater than 60 days	1.3%	1.1%	1.2%	1.6%	0.9%	1.4%
Total	4.9%	2.1%	4.0%	6.1%	1.9%	4.5%

	Three Months Ended March 31,
Charge-offs and Recoveries	2017			2016
	North America	International	Total	North America	International	Total
Charge-offs	$266	$41	$307	$259	$34	$293
Less: recoveries	(135)	(12)	(147)	(139)	(11)	(150)
Net charge-offs	$131	$29	$160	$120	$23	$143
Net charge-offs as an annualized percentage of average retail finance receivables	2.3%	1.0%	1.9%	2.6%	0.8%	1.9%
Recoveries as a percentage of gross repossession charge-offs(a)	51.6%			54.1%

(a)
Charge-offs for the International Segment primarily include the write-down of receivables to net realizable value. As a result, a calculation of recoveries as a percentage of gross charge-offs is not meaningful.

	Three Months Ended March 31,
Operating Expenses	2017			2016
	North America	International	Total	North America	International	Total
Operating expenses as an annualized percentage of average earning assets	1.5%	3.6%	2.0%	1.8%	3.5%	2.2%

Investor Relations contact:
Stephen Jones
Vice President, Investor Relations
(817) 302-7119
Investors@gmfinancial.com